Exhibit 10.1

Second INCREMENTAL Amendment to Credit Agreement

second INCREMENTAL Amendment TO CREDIT AGREEMENT, dated as of August 25, 2015 (this “Second Amendment”), by and among MACQUARIE INFRASTRUCTURE CORPORATION (formerly, Macquarie Infrastructure Company LLC) (the “Borrower”), MIC OHANA CORPORATION (formerly, Macquarie Infrastructure Company Inc.) (the “Guarantor” and together with the Borrower, collectively, the “Loan Parties”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement (as defined below), and BANK OF AMERICA, N.A. as an Additional Lender of an Incremental Commitment (as defined below; such lender in such capacity, the “Incremental Lender”). Unless otherwise indicated, all capitalized terms used herein (including in this preamble and in the recitals hereto) and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below. The rules of construction specified in Sections 1.02 through 1.04 of the Credit Agreement shall apply to this Second Amendment including the terms defined in the preamble and recitals hereto.

RECITALS:

WHEREAS, the Borrower, the Guarantor, the Administrative Agent, and the lenders from time to time party thereto (the “Lenders”) have previously entered into that certain Credit Agreement, dated as of July 7, 2014 (as amended by a first incremental amendment on May 1, 2015, the “Credit Agreement”);

WHEREAS, the Borrower hereby notifies the Administrative Agent that it is requesting an Incremental Commitment pursuant to Section 2.21 of the Credit Agreement;

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrower may obtain one or more Incremental Commitments by, among other things, entering into an Incremental Amendment pursuant to the terms and conditions of the Credit Agreement (it being the intent that this Second Amendment is an Incremental Amendment) with an Additional Lender agreeing to provide such Incremental Commitment as set forth herein;

WHEREAS, the Borrower has requested that the Incremental Lender extend credit to the Borrower in the form of an Incremental Commitment in an aggregate principal amount of $50,000,000; and

WHEREAS, the Incremental Lender has indicated its willingness to provide its Incremental Commitment on the terms and subject to the conditions herein contained.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.          Incremental Commitment. (a) Effective as of the Incremental Effective Date, (i) the Incremental Lender hereby agrees to provide the Incremental Commitment in the amount set forth opposite its name under the column entitled “Incremental Commitment” on Schedule I attached hereto and (ii) the Incremental Lender hereby agrees to become a party to the Credit Agreement as a Lender and to be bound by all of the terms and provisions thereof. The Administrative Agent hereby consents to the Incremental Lender providing its Incremental Commitment (to the extent such consent is required pursuant to Section 2.21 of the Credit Agreement). The parties hereto hereby agree that on the Incremental Effective Date (after giving effect to the Incremental Commitment effected hereby), (i) the Incremental Lender shall become a Lender party to the Credit Agreement with a Commitment equal to its Incremental Commitment effected hereby, (ii) the total Commitments under the Credit Agreement shall increase by the aggregate principal amount of the Incremental Commitment of the Incremental Lender effected hereby and (iii) there shall be an automatic adjustment to the Applicable Percentage of each Lender in the aggregate outstanding LC Exposure to reflect the new Applicable Percentage of each Lender in the aggregate outstanding LC Exposure resulting from the Incremental Commitment as provided in Section 2.21 of the Credit Agreement.

(b)        The Incremental Commitment effected hereby shall (i) become a part of the Commitments for all purposes of the Credit Agreement and the other Loan Documents and (ii) together with all related Loans and LC Exposure, be subject to the same Applicable Percentage, prepayment provisions, Maturity Date and other terms and conditions applicable to the Commitments, Loans and LC Exposure under the Credit Agreement and the other Loan Documents.

(c)        If, on the Incremental Effective Date, there are any Revolving Loans outstanding (the “Existing Revolving Loans”), such Existing Revolving Loans shall on the Incremental Effective Date be prepaid from the proceeds of additional Revolving Loans (deemed to be made after giving effect to the Incremental Commitment effected hereby), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16 of the Credit Agreement, such that after giving effect to such prepayment and such new Revolving Loans, all Revolving Loans will be held by existing Lenders and the Incremental Lender ratably in accordance with their Applicable Percentages after give effect to the Incremental Effective Date and the Incremental Commitment effected hereby.

2.          Conditions to Effectiveness. This Second Amendment shall become effective on the date (the “Incremental Effective Date”) when each of the following conditions shall have been satisfied:

(i)	this Second Amendment shall have been executed and delivered by the Borrower, the Guarantor, the Incremental Lender and the Administrative Agent;

(ii)	the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by "material" or "Material Adverse Effect") on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(iii)	all of the conditions specified in Section 2.21 of the Credit Agreement applicable to the Incremental Commitment effected hereby shall have been satisfied;

(iv)	no Event of Default shall have occurred or be continuing on the date hereof immediately after giving effect to the Incremental Commitment effected hereby;

(v)	the Borrower shall have paid all fees and other amounts due and payable to the Administrative Agent and the Lenders, including, (a) to the extent invoiced, reimbursement or payment of reasonable and documented out-of-pocket expenses in connection with this Second Amendment and any other out-of pocket expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case as required to be paid or reimbursed pursuant to the Credit Agreement and (b) all fees that are due and payable under any fee letter entered into in connection with this Second Amendment;

(vi)	the Administrative Agent and the Incremental Lender shall have received a certificate of the Borrower executed by a Responsible Officer of the Borrower (i) attaching resolutions approving and authorizing the execution and delivery of this Second Amendment and certifying on behalf of itself and each of the other Loan Parties that the organizational documents of each Loan Party have not been amended or otherwise modified since the Effective Date, (ii) representing that the Borrower is Solvent after giving effect to this Second Amendment and (iii) demonstrating that after giving effect to the incurrence of the requested Incremental Commitment, the Borrower’s Senior Secured Net Leverage Ratio (assuming such Incremental Commitment is fully drawn and otherwise on a Pro Forma Basis as of the then most recently ended Test Period) shall not exceed 2.00:1.00;

(vii)	the Incremental Lender and the Administrative Agent shall have received, in form reasonably satisfactory to the Incremental Lender, a legal opinion of White & Case LLP addressed to the Incremental Lender party hereto with respect to each Loan Party’s corporate existence, requisite corporate power and authority, and the due execution and delivery of, and enforceability against such Loan Party of, this Second Amendment; and

(viii)	the Additional Lender shall have received, at least three Business Days prior to the Incremental Effective Date, all documentation and other information about the Loan Parties and Subsidiaries that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

3.          Borrower Covenants. By its execution of this Second Amendment, the Borrower hereby covenants and agrees that any proceeds of Loans and LC Exposure with respect to the Incremental Commitment effected hereby shall be used by the Borrower pursuant to the terms and provisions of the Credit Agreement.

4.          Acknowledgments. Each Loan Party hereby expressly acknowledges the terms of this Second Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Second Amendment and the transactions contemplated hereby, (ii) in the case of the Guarantor, its guarantee of the Secured Obligations (including any additional Secured Obligations incurred pursuant to this Second Amendment) under the Guarantee Agreement and (iii) in the case of the Borrower, its grant of Liens on the Pledged Collateral to secure the Secured Obligations pursuant to the Pledge Agreement.

5.          Amendment, Modification and Waiver. This Second Amendment may not be amended, modified or waived except in accordance with Section 9.02 of the Credit Agreement.

6.          Entire Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Second Amendment is a Loan Document.

7.          Effect of Amendment. (a) Except as expressly set forth in this Second Amendment or in the Credit Agreement, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents (including all Obligations incurred pursuant to this Second Amendment), in each case, as amended by this Second Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)        On and after the Incremental Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed a reference to the Credit Agreement as modified by this Second Amendment. This Second Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)         The Guarantor agrees that nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future amendment to the Credit Agreement.

8.          Costs and Expenses. The Borrower hereby agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Second Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case, as required to be reimbursed pursuant to the Credit Agreement.

9.          GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.09(b), (c) and (d) AND 9.10 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS SECOND AMENDMENT.

10.        Severability. Section 9.07 of the Credit Agreement is hereby incorporated by reference into this Second Amendment and shall apply to this Second Amendment.

11.        Headings. Section headings used herein are for convenience of reference only, are not part of this Second Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Second Amendment.

12.        Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Second Amendment as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/Anson Williams
Name: Anson William
Title: Authorized Officer

[MIC Second Amendment]

BANK OF AMERICA, N.A., as an Incremental Lender

By:	/s/Michael Clayborne
Name: Michael Clayborne
Title: Vice President

[MIC Second Amendment]

MACQUARIE INFRASTRUCTURE CORPORATION, as Borrower

By:	/s/Liam Stewart
Name: Liam Stewart
Title: CFO

By:	/s/James Hooke
Name: James Hooke
Title: CEO

MIC OHANA CORPORATION, as Guarantor

By:	/s/Liam Stewart
Name: Liam Stewart
Title: CFO

By:	/s/James Hooke
Name: James Hooke
Title: CEO

[MIC Second Amendment]

SCHEDULE I

Incremental Lender and Commitment

Incremental Lender	Incremental Commitment

Bank of America, N.A.	$50,000,000